Filed pursuant to Rule 424(b)(5)

Registration No. 333-227912

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated December 18, 2018)

Pareteum Corporation

18,852,273 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,875,000 Shares of Common Stock

Warrants to Purchase 34,090,910 Shares of Common Stock

We are offering 18,852,273 shares of our common stock, and warrants to purchase 34,090,910 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the purchase warrants). 11,363,637 of the purchase warrants will be exercisable for a period of 18 months commencing six months from the issuance date at an exercise price of $1.84, and 22,727,273 of the purchase warrants will be exercisable for a period of five years commencing six months from the issuance date at an exercise price of $2.25. The shares of our common stock and purchase warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering 3,875,000 pre-funded warrants to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the investors in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share.

The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Each pre-funded warrant purchased in this offering in lieu of common stock also is being sold together with one five-year warrant with an exercise price of $2.25 and one-half of one eighteen-month warrant with an exercise price of $1.84. Because 1.5 purchase warrants are being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of purchase warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. This prospectus also relates to the shares of common stock issuable upon exercise of any pre-funded warrants and any purchase warrants sold in this offering. The pre-funded warrants and purchase warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TEUM.” On September 19, 2019, the last reported trading price of our common stock on the Nasdaq Capital Market was $1.84 per share. The purchase warrants and the pre-funded warrants will not be listed on any trading market.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share and 1.5 Purchase Warrants	Per Pre-Funded Warrant and 1.5 Purchase Warrants	Total
Public offering price(1)	$1.76	$1.75	$40,000,000
Placement Agent’s fees (2)	$0.088	$0.0875	$2,000,000
Proceeds to us, before expenses	$1.672	$1.6625	$38,000,000

(1) The public offering price is $1.76 per share and 1.5 purchase warrants, and $1.75 per pre-funded warrant and 1.5 pre-funded warrants.

(2) See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses.

The placement agent expects to deliver the securities on or about September 24, 2019.

Dawson James Securities Inc.

The date of this prospectus supplement is September 20, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, or in the accompanying prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context requires otherwise, we use the terms ‘‘Pareteum,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ to refer to Pareteum Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-8, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Pareteum Corporation is a rapidly growing cloud software communications platform company with a mission - to connect every person and every(thing) ™.

Millions of people and devices are connected around the world using Pareteum’s global cloud software communications platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data services to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, Internet-of-Things (“IoT”), and telecommunications infrastructure providers Pareteum envisions a new mobile communications experience imagining what will be, and delivering now.

With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large. Service Providers, Brand Marketing Companies, Enterprise and Internet of Things (or IoT) providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed, and added through its acquisition of Artilium plc, public limited company registered in England and Wales (“Artilium”) and iPass Inc. (see “Recent Developments” below), patent pending software platforms which are connected to 59 mobile networks in 80 countries using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

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The vast majority of our platform is comprised of our self-developed software and intellectual property, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future. We have approximately 40 patents granted in relation to techniques and processes which support our cloud software and communications platform solutions.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum cloud communications platform targets large and growing sectors from IoT, Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-Platform-as-a-Service (CPaaS), which Pareteum delivers. Our solutions have received industry acclaim.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the CPaaS market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

☐	Smart homes, including smart appliances, smart energy meters, wearables etc.

☐	Connected cars

☐	Smart cities

☐	Smart logistics and supply chains

☐	Smart healthcare applications

☐	Smart defense

In addition to the foregoing, as a result of certain acquisitions completed in October 2018 and February 2019, the Company has acquired certain intellectual property portfolios, which it now manages through various wholly-owned direct and indirect subsidiaries (the “Acquired IP Rights”). The Company utilizes patent, copyright, trademark and trade secret laws in the United States, Europe, and elsewhere to protect the Acquired IP Rights.

One TEUM!

Having welcomed our TEUMates from Artilium and iPass into the group, we have immediately set about fully integrating our workforces, our technologies and our business processes to ensure that as the business grows, the Company’s growth rate and momentum are maintained and accelerated. We call these parallel initiatives the One Teum!

Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

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To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customer Vodafone.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive mergers & acquisitions, such as the recent acquisitions of Artilium and iPass, as well as others that will be identified from time to time.

Pareteum continues to win new long-term contractual business. We expect this pace to increase throughout 2019 and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

We will measure our growth in the numbers of ‘Connections’ that we on-board to our platforms, be they SIM cards, handsets, devices, vehicles etc. As at December 31, 2018, we had approximately 4,609,000 connections, an increase of 252% over the end of the prior year.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, multiplying our own growth, largely through business development and direct sales in each of our six defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pac).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth and this highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.

Recent Developments

On August 22, 2019, the Company and certain of its subsidiaries entered into an agreement to amend and waive certain provisions of the credit agreement by and among the Company, certain of its subsidiaries, Post Road Administrative LLC and the lenders thereto dated February 26, 2019. Pursuant to the amendment, the parties amended and waived the terms of certain obligations and covenants, the lenders funded an additional loan in the principal amount of $2,500,000 and the Company agreed to issue to the lenders an aggregate of 550,000 shares of common stock on August 22, 2019 and an additional 250,000 shares on November 15, 2019. The Company also agreed to obtain certain third party consents on or prior to October 30, 2019 and to comply with certain other covenants and obligations.

Effective May 24, 2019, the Company changed the titles of certain of its named executive officers to better reflect their roles and responsibilities with the Company. No new employment agreements or arrangements were entered into between the Company and any of the named executive officers in connection with the title changes. Robert H. Turner was appointed Chief Executive Officer. He will also remain the Company’s Executive Chairman. Denis McCarthy was appointed Chief Operating Officer and resigned his position as President. Vic Bozzo was appointed Chief Commercial Officer and resigned his position as Chief Executive Officer.

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On February 12, 2019, we completed our previously announced acquisition of all of the issued and to be issued and outstanding shares of iPass, Inc., a Delaware corporation (“iPass” and the acquisition of iPass, the “iPass Acquisition”). iPass is a cloud-based service provider of global mobile connectivity, offering Wi-Fi access on any mobile device through its SaaS platform and is now a wholly-owned subsidiary of the Company.

On October 1, 2018, the Company completed its previously announced acquisition of all of the outstanding shares of Artilium plc, a public limited company registered in England and Wales (“Artilium”). The acquisition was effected by means of a court-sanctioned scheme of arrangement between Artilium and shareholders of Artilium under Part 26 of the UK Companies Act 2006, as amended. In connection with the acquisition, the Company issued an aggregate of 37,511,447 shares of the Company’s common stock.

Corporate Information

Pareteum Corporation, a Delaware corporation, was originally formed in 2001 as Elephant Talk Communications Corp. as a result of a merger between Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994).

In December 2011, the Company moved its listing from the OTCBB to the NYSE MKT (now known as the NYSE American) and its stock began trading at that time under the ticker symbol “ETAK”.

Following approval at the Company’s 2016 annual shareholder meeting, the Company was rebranded and formally renamed to Pareteum Corporation and on November 3, 2016, the Company started trading on the Exchange under the current ticker symbol “TEUM”. On October 23, 2018, the company moved its listing to Nasdaq under its current ticker symbol “TEUM”.

Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, Indonesia, Germany, Belgium, United Kingdom, Russia, Netherlands and India.

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THE OFFERING

Securities Offered by Us	18,852,273 shares of our common stock, pre-funded warrants to purchase 3,875,000 and warrants to purchase 34,090,910 shares of common stock. 11,363,637 of the purchase warrants will be exercisable for a period of eighteen months commencing six months from the issuance date at an exercise price of $1.84, and 22,727,273 of the purchase warrants will be exercisable for a period of five years commencing six months from the issuance date at an exercise price of $2.25. The pre-funded warrants will be immediately exercisable at an exercise price of $0.01 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full. One five-year purchase warrant, and 0.5 of an eighteen-month purchase warrant, will be issued for every one share of common stock or pre-funded warrant purchased in this offering.

Offering price	$1.76 per share and 1.5 purchase warrants, or $1.75 per pre-funded warrant and 1.5 purchase warrants.

Common Stock to be Outstanding Immediately after this Offering	136,827, 044 shares (assuming exercise in full of the pre-funded warrants) (1)

Use of Proceeds	We intend to use the net proceeds from this offering for repayment of debt and general corporate purposes. See “Use of Proceeds” on page S-10.

Risk Factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market of common stock	“TEUM.”

The number of shares of our common stock to be outstanding after this offering is based on 114,099,771 shares of our common stock outstanding as of September 19, 2019, and excludes, as of such date:

•	8,476,023 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $2.21 per share; and

•	3,171,213 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.56 share.

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RISK FACTORS

Risks Relating to our Business

We could face liability for breaches of security on the Internet.

To the extent that our activities or the activities of third-party contractors involve the storage and transmission of information, such as credit card numbers, social security numbers or other personal information, security breaches could disrupt our business, damage our reputation and expose us to a risk of loss or litigation and possible liability. We could be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. We could also be liable for claims relating to security breaches under current or future data breach legislation. These claims could result in substantial costs and a diversion of our management’s attention and resources.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.76 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $17.5 million, or $0.13 per share of common stock. This represents an immediate dilution in as adjusted net tangible book value of $1.63 per share to new investors who purchase our common stock in the offering. See ‘‘Dilution’’ below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be lower than the public offering price in this offering.

The purchase warrants are speculative in nature.

The purchase warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing six months from the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an initial exercise price of $1.84 or $2.25, subject to adjustment, for a period of eighteen months or 5 years from the date the purchase warrants are initially exercisable, as applicable, after which date any unexercised purchase warrants will expire and have no further value. Moreover, following this offering, there can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the purchase warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the purchase warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or purchase warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the purchase warrants will be limited.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	the uncertainty of our profitability;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms;

•	adverse developments with respect to litigation and other legal matters that we are subject to;

•	our reliance on our intellectual property rights and risks associated with protecting such rights;

•	general economic conditions;

•	changes in regulatory policies or accounting principles;

•	our ability to adequately manage or finance internal growth or growth through acquisitions; and

•	other risks and uncertainties related to our business plan and business strategy.

In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘would,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘predicts,’’ ‘‘potential’’ and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading ‘‘Risk Factors’’ herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities that we are offering hereby will be approximately $37.5 million after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay debt, in the approximate amount of $30,000,000, and for general corporate purposes. The debt being repaid had an annual interest rate of 11.5% and a maturity date of February 2021.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of June 30, 2019:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of the securities in this offering (assuming exercise of the pre-funded warrants) after deducting placement agent fees and estimated offering expenses payable by us, and giving effect to use of proceeds to repay debt.

This table should be read in conjunction with ‘‘Use of Proceeds’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our financial statements and related notes thereto and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and our financial statements and related notes thereto, all of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2019 (Actual )	As of June 30, 2019 (As adjusted)
Cash and cash equivalents	$3,377,556	$10,897,556
Senior secured debt, net	$22,077,767	$0
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	0	0
Common Stock $0.00001 par value, 500,000,000 shares authorized, 111,652,349 shares issued and outstanding actual, 134,379,622 shares issued and outstanding as adjusted	$494,803,176	$532,323,176
Accumulated other comprehensive loss	($6,224,649)	($6,224,649)
Accumulated deficit	($318,919,707)	($326,841,940)
Total stockholders’ equity	$169,658,820	$199,256,587
Total capitalization	$191,736,587	$199,256,587

The information above is based on 111,652,349 shares of our common stock outstanding as of June 30, 2019, and excludes, as of such date:

•	8,746,023 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $2.21 per share; and

•	3,173,713 shares of common stock issuable upon exercise of outstanding warrants with exercise prices ranging from $1.05 to $5.375.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2019 was approximately ($12.1) million or $(0.11) per share. ‘‘Net tangible book value’’ is total assets minus the sum of liabilities and intangible assets. ‘‘Net tangible book value per share’’ is net tangible book value divided by 111,652,349, which is equal to the total number of shares of common stock outstanding as of June 30, 2019.

After giving effect to the sale of common stock in this offering at the public offering price of $1.76 per share (assuming exercise of the pre-funded warrants, and without assigning any value to the purchase warrants), and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $17.5 million or $0.13 per share of common stock. This represents an immediate increase in net tangible book value of $0.24 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.63 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share of common stock	$1.76
Net tangible book value per share as of June 30, 2019	$(0.11)
Increase in net tangible book value per share attributable to new investors in offering	$0.24
As adjusted net tangible book value per share after giving effect to the offering	$0.13
Dilution per share to new investors	$1.63

To the extent that any of our outstanding warrants or options are exercised, there will be further dilution to new investors. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The information above is based on 111,652,349 shares of our common stock outstanding as of June 30, 2019, and excludes, as of such date:

•	8,746,023 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $2.21 per share; and

•	3,173,713 shares of common stock issuable upon exercise of outstanding warrants with exercise prices ranging from $1.05 to $5.375 per share.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 18,852,273 shares of our common stock, warrants to purchase 34,090,910 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the purchase warrants), and 3,875,000 pre-funded warrants in this offering (and the shares of common stock that are issuable from time to time upon exercise of the purchase warrants).

Common Stock

See “Description of Securities We May Offer—Common Stock” in the accompanying prospectus for a description of our common stock.

Warrants We Are Offering

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants, up to a maximum of 9.99%. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The pre-funded warrant may also be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Purchase Warrants

The following summary of certain terms and provisions of purchase warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the purchase warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of purchase warrant for a complete description of the terms and conditions of the purchase warrants.

Duration and Exercise Price

Each purchase warrant will be exercisable at any time commencing six months from their original issuance and will expire eighteen months or five years from the date they are initially exercisable, as applicable. The exercise price per whole share of our common stock purchasable upon the exercise of the purchase warrants is $1.84 (with respect to the eighteen-month warrants) or $2.25 per share (with respect to the five-year warrants). The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. One five-year purchase warrant, and 0.5 of an eighteen-month purchase warrant, will be issued for every one share of common stock or pre-funded warrant purchased in this offering.

Exercisability

The purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the purchase warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s purchase warrants, up to a maximum of 9.99%. No fractional shares of common stock will be issued in connection with the exercise of a purchase warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If a registration statement registering the issuance of the shares of common stock underlying the purchase warrants under the Securities Act is not effective or no current prospectus is available then the purchase warrant may only be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the purchase warrant. No fractional shares of common stock will be issued in connection with the exercise of a purchase warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the purchase warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the purchase warrants will be entitled to receive upon exercise of the purchase warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the purchase warrants immediately prior to such fundamental transaction.

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Transferability

Subject to applicable laws, a purchase warrant may be transferred at the option of the holder upon surrender of the purchase warrant to us together with the appropriate instruments of transfer. The purchase warrants will be issued separately from the common stock and pre-funded warrants, and may be transferred separately immediately thereafter.

Exchange Listing

We do not intend to list the purchase warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the purchase warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the purchase warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their purchase warrants.

PLAN OF DISTRIBUTION

 We are offering 18,852,273 shares of our common stock, and warrants to purchase 34,090,910 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the purchase warrants) pursuant to this prospectus supplement and a securities purchase agreement that we have entered into with investors.

We are also offering 3,875,000 pre-funded warrants to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of our common stock.

We have engaged Dawson James Securities Inc., or Dawson James, to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of a placement agency agreement. The placement agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchaser or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent may retain one or more sub-agents or selected dealers in connection with the offering.

We have agreed to pay to the placement agent a placement agent fee equal to five percent (5%) of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we have agreed to reimburse the placement agent for diligence expenses and legal fees in the sum of $50,000. We estimate total expenses of this offering, excluding the placement agent fees and expense reimbursement, will be approximately $430,000. The following table shows the per share and total fees we will pay to the placement agent assuming the sale of all of the shares offered pursuant to this prospectus.

	Per Share and 1.5 Purchase Warrants	Per Pre-Funded Warrant and 1.5 Purchase Warrants	Total
Public offering price(1)	$1.76	$1.75	$40,000,000
Placement Agent’s fees (2)	$0.088	$0.0875	$2,000,000
Proceeds to us, before expenses	$1.672	$1.6625	$38,000,000

Pursuant to the placement agency agreement, the placement agent will be entitled to such fees with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors that participated in this offering, if such Tail Financing is consummated at any time within the 12-month period following the completion of this offering.

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We have also agreed to issue to the placement agent or its designees five-year warrants to purchase 4% of the number of shares of common stock (including the shares underlying the pre-funded warrants) sold in this offering at an exercise price equal to $3.00. The warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the effective date of this offering, and ending five years from the effective date of this offering. The warrants provide for a cashless exercise provision, demand and piggyback registration rights and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110. The warrants and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the warrants nor any securities issued upon exercise of the warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the warrants are being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by either a placement agent or a related person do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The placement agency agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agent or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Without limiting the generality of the foregoing, the placement agent for this offering also acted as the placement agent for our public offering that we completed in October 2017, as the underwriter for our public offering that we completed in November 2017, as the placement agent for the public offering that we completed in December 2017, and as the placement agent for the public offering we completed in May 2018.

Our directors, and our chief commercial officer and chief financial officer have entered into lock-up agreements with the placement agent. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 45 days after the date of this prospectus supplement.

Pursuant to the purchase agreement, we have agreed, for a period commencing on the date of the purchase agreement and terminating 90 days from the closing date of the offering, that we will not, subject to certain exceptions, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pursuant to the purchase agreement, we agreed to pay the purchasers a non-accountable fee of $30,000 for their costs and expenses incurred in connection with the offering.

The foregoing description of the placement agency agreement and purchase agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the placement agency agreement and purchase agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering and are incorporated herein by reference.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is acting as counsel to the placement agent in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated in this prospectus by reference from the Pareteum Corporation Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their reports thereon (which report expresses an unqualified opinion for the audit of our consolidated financial statements and a qualified opinion on the effectiveness of our internal controls over financial reporting), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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The report of Squar Milner LLP dated March 18, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expressed an opinion that Pareteum Corporation had not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

The consolidated financial statements of iPass as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants (the report on the consolidated financial statements contains explanatory paragraphs regarding the company’s ability to continue as a going concern), upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of iPass as of December 31, 2018 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor (the report on the consolidated financial statements contains explanatory paragraphs regarding the company’s ability to continue as a going concern and change in accounting principle related to revenue recognition), given on the authority of said firm as experts in auditing and accounting.

The financial statements of Artilium plc as of and for the years ended June 30, 2017 and 2016, and the interim period through March 2018, incorporated by reference in this registration statement, have been so incorporated in reliance on the reports of PKF Littlejohn LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement is available at the SEC’s website.

We also maintain a website at www.pareteum.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2018 that we filed with the SEC on March 18, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 that we filed with the SEC on May 10, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 that we filed with the SEC on August 9, 2019;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 13, 2019, February 26, 2019, March 12, 2019, May 24, 2019, June 13, 2019, July 18, 2019, and August 23, 2019; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on October 19, 2018 (Registration no. 001-35360) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, (212) 984-1096, Attention: Edward O’Donnell.

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Prospectus

PARETEUM CORPRATION

$150,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $150,000,000:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase any of the foregoing securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “TEUM.” On November 28, 2018, the last reported sale price of our common stock on the Nasdaq was $1.86 per share.

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If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 13 and the risk factors in the Merger Proxy (as defined herein) and our most recent Annual Report on Form 10-K, each of which are incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2018.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and notes incorporated by reference therein, and the Merger Proxy (as defined herein). We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

Pareteum Corporation (Nasdaq: TEUM) is a rapidly growing Cloud Communications Platform company with a mission - “to connect every person and every thing”™. With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large.

Service Providers, Brand Marketing Companies, Enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 Mobile networks in 65 counties using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

The vast majority of our platform is comprised of our own development software, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future.  Various patents we have applied for and been granted form the basis of work processes critical to our platform solution.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum Cloud Communications Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-as-a-Service (CaaS), which Pareteum delivers. Our solutions have received industry acclaim. We are the recipients of:

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Winner of IoT Evolution’s 2017’s IoT Excellence Award

Winner of 2018’s Internet Telephony Product of the Year from TMC

Winner of 2017’s Communications Solutions Product of the Year Award from TMC

These accolades reflect that our Company is recognized as one of the world’s most Innovative and Excellent Cloud Communications Solutions, IoT and Internet Telephony enabling software and communications platform services providers that has no costly and capex intensive proprietary telco infrastructure.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

Recent Developments

On October 11, 2018, the Company released a Current Report on Form 8-K/A, amending a Current Report on Form 8-K filed as of October 1, 2018, announcing the consummation of the acquisition, by Pareteum, of the entire issued and to be issued shares of Artilium plc, a public limited company registered in England and Wales (“Artilium”) in a cash and stock transaction (the “Acquisition”). On June 7, 2018, Pareteum issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code of Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by Pareteum to effect the Acquisition. Pareteum distributed a DEFM14A (the “Merger Proxy”) to Pareteum shareholders, filed with the Securities and Exchange Commission as of August 3, 2018. The Merger Proxy included a proposal for the shareholders to, among other items, approve the issuance of approximately 37,852,076 new shares of the Company’s common stock to the shareholders of Artilium in connection with the Acquisition, following which Artilium shareholders would own approximately 35.14% of the Company’s fully diluted stock (the “Share Issuance Proposal”). On September 14, 2018, the Company released a Current Report on Form 8-K, announcing that the Share Issuance Proposal was approved by the Shareholders of the Company at the 2018 Annual Meeting of Stockholders held on September 13, 2018. On October 11, 2018, the Company released a Current Report on Form 8-K/A (the “Amended Merger 8-K”), announcing the issuance of 37,511,447 shares of common stock to Artilium shareholders, including 33,403,733 shares issued pursuant to the Offer, in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act, and 4,107,714 shares issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The foregoing is only a description of the Acquisition, and is qualified in its entirety by the Merger Proxy, as filed with the Securities and Exchange Commission as of August 3, 2018, and the Amended Merger 8-K, filed with the Securities and Exchange Commission as of October 11, 2018.

As of October 1, 2018, Artilium is a wholly-owned subsidiary of Pareteum.

Artilium’s Business Overview

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across MNOs, MVNOs, MVNEs, Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a PaaS.

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The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care; and

•	companies which are delivering connected devices, smart home solutions and other connected application are supported by the specific functionality designed for the IoT segment.

Artilium Group's other significant trading businesses include:

•	IDM, an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focused on providing enterprise messaging and communication, cost-efficient SMS wholesale and application-to-person SMS hubbing directly to internet OTT clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP. United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers; and

•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi-channel call center solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

The Merger with iPass, Inc.

On November 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iPass, Inc., a Delaware corporation (“iPass”) and TBR,Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) for any and all outstanding shares of common stock of iPass (the “iPass Common Stock”), for 1.17 shares of common stock of the Company per share of iPass Common Stock (the “Exchange Ratio”) for an aggregate of approximately 9.86 million shares of the Company’s common stock (the “Offer Price”), without interest and subject to any required withholding for taxes, and Merger Sub will subsequently merge with and into iPass (the “Merger”). The Merger Agreement contemplates that, subject to iPass’ stockholders tendering and not withdrawing a majority of the outstanding shares of iPass stock in the exchange offer, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, and iPass, as the surviving corporation, will become a wholly-owned subsidiary of the Company without any additional stockholder approval, and each issued and outstanding share of iPass Common Stock will be converted into the right to receive the Offer Price. No fractional shares of the Company will be issued to iPass stockholders; any fractional shares will be cancelled and the balance paid to such stockholders in cash. The Company intends to fund the balance required for any fractional shares with cash on hand.

The Company, Merger Sub and iPass have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of iPass, and to a lesser extent the Company, prior to the closing.

The Merger Agreement contains certain termination rights for each of the Company and iPass, including, among others, if the exchange offer is not consummated at or prior to 11:59 p.m. (New York City Time) on March 18, 2019. Upon termination of the Merger Agreement under specified circumstances, including a termination by iPass to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” iPass has agreed to pay the Company a termination fee of $780,000.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the Communications-as-a-Service market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

To overcome the difficulty of achieving the “network effect”, our strategy is to begin attracting new users into the mobility and digital applications space, via our initial use case (managed services platforms). Our customer deployed managed services platform does not require a network effect for success. This has been partially accomplished by deploying Managed Services for our anchor customers. This has begun the creation a critical mass of subscribers required for the network effect to develop. This network effect will be perfected by further deployments into new segments and geographies with our Global Mobility Cloud Services and our Applications Exchange and Development Platform.

The Pareteum Ecosystem consists of three complementary platform suites: (1) the Managed Services Platform, (2) the Global Cloud Services Platform and (3) the Application Exchange & Developer Platform:

Managed Services Platform

➢	Dynamic, fully-managed platform designed for Mobile Virtual Network Enabler (MVNE), large Mobile Network Operators (MNO) and virtual operators (MVNO) and Communication Service Providers (CSPs).
➢	Provides Integrated Operational and Billing Management platform (B/OSS) enabling real-time account (SIM) management, policy (service and rules) management and charging (pricing, rating, billing).
➢	Strong authentication solution using multiple security factors.

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Global Cloud Services Platform

➢	Cloud based platform for Communications Service Providers, IoT providers and Enterprises.
➢	Delivers seamless operations and services that enable new capability and applications.
➢	Increasingly automated and self-service solutions, services including Billing, Rating, and CRM.

Application Exchange and Developer Platform

➢	Customers can easily integrate with our solutions through a robust set of APIs.
➢	Allows integration across any channel, for both new systems and legacy infrastructure.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

➢	Smart homes, including smart appliances, smart energy meters, wearables etc.
➢	Connected cars
➢	Smart cities
➢	Smart logistics and supply chains
➢	Smart healthcare applications
➢	Smart defense

Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customers, Vodafone and Zain.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive Mergers & Acquisitions.

Pareteum continues to win new long-term contractual business at an unprecedented pace. We expect this pace to increase throughout the coming year and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

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We will measure our growth in the numbers of ‘Connections’ that we on-board to our platforms, be they SIM cards, handsets, devices, vehicles etc.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, force multiplying our own growth, largely through business development and direct sales in each of our four defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pac).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth and this highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.

Employees & Leadership Team

As of October 1, 2018, the Company had 63 full-time employees worldwide. The number of employees will change following the Company’s acquisition of Artilium plc, as more fully described in the Recent Developments section.

Pareteum is led by its Executive Chairman and Principal Executive Officer, Robert H. Turner, and CEO, Victor Bozzo, working closely with Ted O’Donnell (CFO), and the Company has significantly strengthened its leadership team with the addition of Rob Mumby (Chief Revenue Officer), Ali Davachi (COO/CTO) and Denis McCarthy (President).

The leadership team has many decades of combined experience in fast-growing telecoms, software and technology markets.

Research & Development

Pareteum’s research and development function ensures that its communications platforms grow in line with customer needs and technological advancement, and remain resilient, reliable and secure. We have announced innovation in e-commerce, machine learning and predictive analytics, and mobile gaming all supported by our growing Pareteum application exchange, or TEAX, development community. Enabling our Communication-as-a-Service platform with identity management, transaction settlements and payment solutions greatly expands the opportunity for our customers and revenue streams for the Company. Product development expenses for the year ended December 31, 2017 were $1,479,587 compared to $3,543,590 for the year ended December 31, 2016.

Intellectual Property

Pareteum relies on a combination of patents, copyright, trademark and trade secret laws in the United States, Europe and elsewhere. The Company protects its brand and reputation through the exploitation of a number of registered and unregistered trademarks and service marks. Pareteum has two granted patents for inventions embedded in its communications platforms.

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The Pre-Authentication Login System grant number GB2541449 was granted in the United Kingdom on January 17, 2018 and expires on August 20, 2035.

The SIM-free HLR Migration has patents in 2 jurisdictions. In the United Kingdom grant number GB2517814 was granted on September 16, 2015 and expires on April 4, 2034. In Hong Kong grant number HK1204418 was granted on April 22, 2016 and expires on April 4, 2034.

Pareteum further protects its intellectual property rights by requiring all its employees and independent contractors involved in the development of intellectual property to assign those rights to the Company, to the greatest extent permitted by applicable law.

In addition to the foregoing, Pareteum owns, through Artilium as Pareteum’s wholly-owned subsidiary, the right and title to all patents, patent applications, trademarks, good will, and all other intellectual property of Artilium.

Sales & Marketing

Pareteum has begun to publish and market self service capabilities which will allow new customers to deploy our system capabilities such as adding mobility to their online applications in a seamless way, quickly all through published API’s from our community portals.

Customers

Pareteum manages a rigorous methodology from sale to revenue through its management of customer post-sale implementation and service delivery.

A team of customer advocates is assigned to each new contract and a multi-step process of handoff from sales to service is handled by this distinct team which is made up of experienced staff around the globe and supported by back office professionals throughout the United States, United Kingdom, Europe, Middle East, Africa and Latin, America.

The Company is dependent on one significant customer for our business and the loss of this customer could have an adverse effect on our business, results of operations and financial conditions. For the year ended December 31, 2017, we had one significant customer which accounted for 88% of our revenue.

Competitive Differentiation

The Communications-as-a-Service (CaaS) market is moving quickly. The Company believes that the key competitive differentiators in the near-term will be:

▪	Scale and international reach of connectivity

▪	Comprehensiveness of Platform offerings

▪	Ease of deployment and implementation

▪	Scalability and reliability of service

Pareteum considers itself well placed to be judged on those criteria. The Company is confident that its network of global and international connectivity partners will enable it to access markets that currently under-served and compete equally with larger competitors in mature markets. In addition, Pareteum is confident that few other players have the breadth of value-added services to complement the core connectivity platforms.

Our competitors fall into three broad categories:

▪	Traditional telecom/infrastructure vendors.
▪	Large software solution and SaaS vendors - offering a suite of specialized software components, solutions and APIs.
▪	Niche solution providers, providing narrowly focused BSS/OSS and prepaid solutions.

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Some of our competitors have greater financial, technical and sales and marketing resources, as well as greater brand and market awareness, and consequently may be able to react more quickly to competitive pressures. As we execute on our growth strategies, and enter new markets, or disrupt markets and replace incumbents, we expect competition to become more intense.

One key tenet in our competitive strategy, however, is to actually lower the competitive barriers to market for new players (customers) to create new mobility and communications applications and businesses. We intend to disrupt existing markets and have the advantage of quick time-to-market for those newly enabled business models and opportunities. These include, for example:

▪	Uniquely tailored data services such as unlimited social media, messaging apps or streaming music services.
▪	Global roaming connectivity without local infrastructure: e.g. business executives using a multi-SIM worldwide phone.
▪	Creation of personal, branded, mobile services.
▪	One-stop shop for bundles of IoT and M2M services: through plug-ins to multiple vertical applications and specialized platforms.

Regulatory

Pareteum is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, telecommunications, trade and export sanctions or other subjects. Many of the laws and regulations to which we are subject are still evolving and may be tested or varied in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving markets in which we operate. Because applicable international laws and regulations have continued to develop and evolve rapidly, it is possible that we or our products or our platform may not be, or may not have been, compliant with each such applicable law or regulation.

Corporate Information

Pareteum Corporation, a Delaware corporation, was originally formed in 2001 as Elephant Talk Communications Corp. as a result of a merger between Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994).

In December 2011, the Company moved its listing from the OTCBB to the NYSE MKT (now known as the NYSE American) and its stock began trading at that time under the ticker symbol “ETAK”.

On October 23, 2018, the Company began trading its securities on the Nasdaq, voluntarily delisting from the NYSE America on October 22, 2018.

Pareteum currently has offices in New York, Madrid, Barcelona, Bahrain, the Netherlands, the United Kingdom, Bahrain and Singapore.

Pareteum®, the Pareteum logo and other trademarks or service marks of Pareteum appearing in this Registration Statement on Form S-3 are the property of Pareteum Corporation or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this Registration Statement on Form S-3 are the property of their respective holders.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the Merger Proxy, as filed with the Securities and Exchange Commission as of August 3, 2018, our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
•	any delayed delivery requirements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our common stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus (other than as underwriting compensation) will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended (the “certificate of incorporation”) and our bylaws, as amended (the “bylaws”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 550,000,000 shares, of which (a) 500,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $150,000,000 in the aggregate of:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase our securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of November 28, 2018, there were 97,448,962 shares of common stock issued and outstanding, held of record by 296 registered holders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

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Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

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Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. There are 0 shares of preferred stock of the Company issued and outstanding as of December 31, 2017.

Our board will fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

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•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.  Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General.  We may offer fractional shares of common stock and preferred stock, rather than full shares of common stock and preferred stock. If we decide to offer fractional shares of our common stock and preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of common stock or a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of common stock and preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the common stock or preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our common stock and preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

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Dividends and Other Distributions .  The depositary will distribute all cash dividends or other cash distributions received by it in respect of the common stock and preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares .  Whenever we redeem the common stock or preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of common stock or preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares . Upon receipt of notice of any meeting at which the holders of our common stock or preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to the common stock or that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of common stock or preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of common stock or preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares . Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of common stock or the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the common stock or preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of common stock or the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of common stock or preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement .  The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

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The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary.  The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the common stock or preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices .. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the common stock or preferred stock represented by such depositary shares.

Miscellaneous .. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2017 and 2016 have been incorporated by reference in the registration statement in reliance on the reports of Squar Milner LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The financial statements of Artilium plc as of and for the years ended June 30, 2017 and 2016, and the interim period through March 2018, incorporated by reference in this registration statement, have been so incorporated in reliance on the reports of PKF Littlejohn LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.

Current Report on Form 8-K filed with the SEC on November 30, 2018;

Current Report on Form 8-K filed with the SEC on November 21, 2018;

Current Report on Form 8-K filed with the SEC on November 13, 2018;

Current Report on Form 8-K/A filed with the SEC on November 9, 2018;

Current Report on Form 8-K filed with the SEC on October 11, 2018;

Current Report on Form 8-K/A filed with the SEC on October 11, 2018;

Current Report on Form 8-K filed with the SEC on October 5, 2018;

Current Report on Form 8-K filed with the SEC on October 2, 2018;

Current Report on Form 8-K filed with the SEC on October 1, 2018;

Current Report on Form 8-K filed with the SEC on September 14, 2018;

Current Report on Form 8-K filed with the SEC on September 13, 2018;

Current Report on Form 8-K filed with the SEC on August 10, 2018;

Current Report on Form 8-K filed with the SEC on July 27, 2018;

Current Report on Form 8-K filed with the SEC on June 13, 2018;

Current Report on Form 8-K filed with the SEC on June 8, 2018;

Current Report on Form 8-K filed with the SEC on June 7, 2018;

Current Report on Form 8-K Filed with the SEC on May 9, 2018, and

Current Report on Form 8-K filed with the SEC on April 6, 2018;

2.	Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2018;

3.	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

4.	Quarterly Report on Form 10-Q filed with the SEC on November 14, 2018; Quarterly Report on Form 10-Q filed August 13, 2018, and Quarterly Report on Form 10-Q filed May 11, 2018.

5.	The description of Pareteum common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 30, 2011 (File No. 001-35360), including any amendment or report filed for the purpose of updating such description, and

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is (212) 984-1096. Information about us is also available at our website at   http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

18,852,273 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,875,000 Shares of Common Stock

Warrants to Purchase 34,090,910 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Dawson James Securities Inc.

September 20, 2019